EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

REVENUES:
Contract drilling	$ 140,652	$ 113,530	$ 306,156	$ 224,578

COSTS AND EXPENSES:
Contract drilling	53,008	51,845	108,405	102,905
Depreciation	8,143	8,586	16,052	17,043
General and administrative	7,645	7,173	17,889	15,482
Gain on sale of equipment	(229)	(112)	(181)	(85)
	68,567	67,492	142,165	135,345
OPERATING INCOME	72,085	46,038	163,991	89,233

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(604)	(139)	(909)	(942)
Interest income	52	455	167	1,174
	(552)	316	(742)	232
INCOME BEFORE INCOME TAXES	71,533	46,354	163,249	89,465
PROVISION FOR INCOME TAXES	15,106	4,599	28,459	9,161
NET INCOME	$ 56,427	$ 41,755	$ 134,790	$ 80,304

EARNINGS PER COMMON SHARE:
Basic	0.88	0.66	2.10	1.26
Diluted	0.88	0.65	2.10	1.25
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,186	63,602	64,134	63,486
Diluted	64,235	64,428	64,284	64,376